UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2014

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2014, Virtusa Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters party thereto (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 2,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $34.50 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 345,000 shares of Common Stock at the Offering Price (the “Underwriter Option”). On January 10, 2014, the Underwriters notified the Company of their exercise in full of the Underwriter Option. The net proceeds to the Company, after deducting the underwriting discount and estimated expenses associated with the Offering, are expected to be approximately $86.2 million. The closing of the Offering, including the Underwriter Option, is expected to occur on or about January 14, 2014, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated October 22, 2012 and a prospectus supplement dated January 8, 2014, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-184533) (the “Registration Statement”), which the U.S. Securities and Exchange Commission  declared effective on November 7, 2012.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

An affiliate of J.P. Morgan Securities LLC is a lender under the Company’s secured revolving credit facility. In addition, an affiliate of J.P. Morgan Securities LLC is one of the Company’s three largest customers, accounting for approximately 14% of the Company’s total revenues for the fiscal year ended March 31, 2013.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On January 13, 2014, the Company issued a press release announcing that the Underwriters had exercised in full their option to purchase the additional 345,000 shares in connection with the Offering. The full text of the press release issued in connection with this announcement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly at forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)		Exhibits.

1.1	*	Underwriting Agreement, dated January 8, 2014, between the Company and the Underwriters.
5.1	*	Opinion of Goodwin Procter LLP.
23.1	*	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1	**	Press release issued by Virtusa Corporation in January 13, 2014.

*                               Filed herewith.

**                        Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUSA CORPORATION
	By:	/s/ Ranjan Kalia
Name: Ranjan Kalia
Title: Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: January 14, 2014

EXHIBIT INDEX

1.1*	Underwriting Agreement, dated January 8, 2014, between the Company and the Underwriters.
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).
99.1**	Press release issued by Virtusa Corporation on January 13, 2014.

*                               Filed herewith.

**                        Furnished herewith.